Exhibit 99.1

NEWS
Cimarex Energy Co.
1700 Lincoln Street, Suite 3700
Denver, CO 80203
Phone: (303) 295-3995

Cimarex Announces Pricing of Senior Unsecured Notes

DENVER, April 3, 2017 — Cimarex Energy Co. (NYSE: XEC) (“Cimarex”) announced today that it has priced an offering of $750 million aggregate principal amount of senior unsecured notes due 2027, which will carry an interest rate of 3.90%.  The notes were sold to the public at 99.748% for a yield to maturity of 3.93%.  Cimarex intends to use the net proceeds from the offering, together with cash on hand, to fund the purchase price and accrued and unpaid interest payable with respect to all notes validly tendered and accepted for payment pursuant to the separately announced tender offer for any or all of the outstanding $750 million aggregate principal amount of Cimarex’s 5.875% Senior Notes due 2022 (the “2022 Notes”) and the redemption of any 2022 Notes that remain outstanding after completion or termination of the tender offer.

Interest is payable May 15 and November 15 of each year.  The first interest payment will be made November 15, 2017, and interest will accrue from April 10, 2017.  The offering is expected to close on April 10, 2017, subject to the satisfaction of customary closing conditions.

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and MUFG Securities Americas Inc. have acted as joint book-running managers for the offering. The offering is being made pursuant to an effective registration statement previously filed with the Securities and Exchange Commission (“SEC”) on Form S-3 and available for review on the SEC’s website at www.sec.gov.  This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the senior notes referred to above. An offering of any such securities will be made only by means of a prospectus forming a part of the effective registration statement, the preliminary prospectus supplement thereto and other related documents. Any such documents shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. You may obtain copies of these documents without charge from the SEC at www.sec.gov. Alternatively, copies of these documents can be obtained from J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk — 3rd Floor, or via phone, collect, at 1-212-834-4533; or Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, or via phone at 1-800-645-3751, or by email at wfscustomerservice@wellsfargo.com; or Deutsche Bank Securities Inc. at 60 Wall Street, New York, NY 10005, Attention: Prospectus Group, or via phone at 1-800-503-4611, or by email at prospectus.cpdg@db.com; or MUFG Securities Americas Inc. at 1221 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: Capital Markets Group, or via phone at 1-212 405-7440, or toll-free at 1-877-649-6848.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including a successful closing of the offering. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.  Actual results may differ materially from Cimarex projections and can be affected by a variety of factors outside Cimarex’s control, including the risks and uncertainties described in Cimarex’s SEC reports.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno, 303.285.4957